PRESS RELEASE                                                         EXHIBIT 99


                                         Contact:   Claire M. Gulmi
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283


          AMSURG REPORTS SECOND-QUARTER NET EARNINGS PER DILUTED SHARE
                       OF $0.33 ON 22% GROWTH IN REVENUES
                             ----------------------
                        SAME-CENTER REVENUES INCREASE 5%

NASHVILLE, Tenn. (July 25, 2006) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter and six months ended June 30, 2006. Revenues increased 22% to a record $119,955,000 for the second quarter from $98,206,000 for the second quarter of 2005. Net earnings from continuing operations were $10,104,000, or $0.33 per diluted share, which included expense of $0.03 per diluted share for FAS 123R, for the second quarter of 2006 compared with $10,045,000, or $0.33 per diluted share for the second quarter last year. Excluding the impact of FAS 123R, net earnings from continuing operations per diluted share for the second quarter of 2006 would have increased 9% to $0.36 from $0.33 for the second quarter of 2005.

         For the first six months of 2006, revenues increased 23% to $233,589,000 from $189,469,000 for the first half of 2005. Net earnings from continuing operations were $18,829,000, or $0.62 per diluted share, which included expense of $0.08 per diluted share for FAS 123R, for the first six months of 2006 compared with $18,796,000, or $0.62 per diluted share, for the first six months last year. Excluding the impact of FAS 123R, net earnings from continuing operations per diluted share for the first half of 2006 would have increased 13% to $0.70 from $0.62 for the first six months of 2005.

                                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                       --------------------------      --------------------------
                                                           2006           2005             2006            2005
                                                       -----------     ----------      -----------     ----------
Net earnings from continuing operations
     per diluted share, excluding impact of
     FAS 123R(1)                                       $      0.36     $     0.33 (2)  $      0.70     $     0.62 (2)
Share-based payment expense                                  (0.03)         (0.03)(3)        (0.08)         (0.05)(3)
                                                       -----------     ----------      -----------     ----------

Net earnings from continuing operations
     per diluted share                                 $      0.33(2)  $     0.30      $      0.62(2)  $     0.57
                                                       ===========     ==========      ===========     ==========

(1) Net earnings from continuing operations per diluted share, excluding impact of FAS 123R, is not a measurement determined in accordance with accounting principles generally accepted in the United States. AmSurg believes its calculation of net earnings from continuing operations per diluted share, excluding impact of FAS 123R, in this press release is a useful measure of the Company's ongoing performance because it provides comparability to periods prior to the adoption of FAS 123R and disclosures of its operations on the same basis as that used by management. Net earnings from continuing operations per diluted share, excluding impact of FAS 123R, should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance.

(2) Net earnings from continuing operations per diluted share, GAAP basis.

(3) Pro forma share-based payment expense, as if the Company adopted FAS 123R on January 1, 2005.

                                    - MORE -

AMSG Reports Second-Quarter Results
Page 2
July 25, 2006


         Mr. McDonald remarked, "AmSurg produced same-center revenue growth of 5% for the second quarter of 2006, which we primarily attribute to procedure growth. Consistent with our established guidance, we continue to expect that we will generate same-center revenue growth for the third and fourth quarters of 2006 in a range of 3% to 4%. In addition, we expect that combining this growth with the 6% increase in same-center revenues for the first half of 2006 will produce growth for the full year in a range of 4% to 5%.

         "Our total revenue growth of 22% for the second quarter was primarily the result of growth in total procedures, which increased 17% for the quarter compared to the second quarter of 2005. Average revenue per procedure increased 4.6% for the quarter, primarily because of the increase in the number of orthopedic and multi-specialty centers in operation since June 2005.

         "We had 153 centers in operation at the end of the second quarter of 2006 compared with 138 centers in operation at the same time in the previous year. We completed the quarter with four de novo centers under development and three centers awaiting CON approval. We expect to open one of the de novo centers under development in 2006. We also had two centers under letter of intent at the quarter end and have added three more centers under letter of intent since the start of the third quarter. We remain confident of achieving our targeted range of adding 12 to 15 centers for full-year 2006."

         Based on AmSurg's financial and operating performance for the second quarter and first six months of 2006, and its outlook on the operating environment for the remainder of 2006, the Company's guidance for full-year 2006 is as follows:

         o Revenues in a range of $445 million to $465 million.

         o Same-center revenue growth of 4% to 5%.

         o The addition of 12 to 15 new centers for the year.

         o Net earnings from continuing operations per diluted share as follows:

                                                                     TWELVE MONTHS
                                                            -----------------------------         THREE MONTHS
                                                               ENDING            Ended               ENDING
                                                            DEC. 31, 2006       Dec. 31,          SEPT. 30, 2006
                                                              (GUIDANCE)          2005              (GUIDANCE)
                                                            --------------      ---------         --------------
              Net earnings per diluted share,
                excluding impact of FAS 123R                $ 1.37 -- 1.39      $    1.21 (1)     $ 0.33 -- 0.34
              Share-based payment expense                            (0.14)         (0.11)(2)              (0.03)
                                                            --------------      ---------         --------------

              Net earnings per diluted share                $ 1.23 -- 1.25(1)   $    1.10         $ 0.30 -- 0.31(1)
                                                            ==============      =========         ==============

              (1) Net earnings from continuing operations per diluted share, GAAP basis.

              (2) Pro forma share-based payment expense, as if the Company had adopted FAS 123R in 2005.

         The Company continues to expect The Center for Medicare and Medicaid Services to propose changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers this summer. Any proposed changes to the payment methodology or rates will be subject to a comment period before finalization and are not expected to be implemented prior to January 1, 2008. During the six months ended June 30, 2006, the Company derived 34% of its revenues from Medicare and Medicaid.

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


AMSG Reports Second-Quarter Results
Page 3
July 25, 2006


       The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

       Mr. McDonald concluded, "We are pleased with the improvement in our same-center revenues for the first two quarters of 2006. We are confident that our ability to achieve our goals will continue to be supported by favorable demographics, by the increasing demand for high quality, low cost care and by the strengths inherent in our leadership of the single specialty surgery center industry."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking "Investor Relations" or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 24, 2006.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors may decrease or not increase as the Company's costs increase; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare and Medicaid Services; the Company's ability to maintain favorable relations with its physician partners; the Company's ability to identify suitable acquisition and development candidates and negotiate and close transactions in a timely manner and on favorable terms; the Company's ability to grow revenues at its existing centers; risks associated with weather and other factors that may affect the Company's surgery centers located in Florida; the Company's ability to manage the growth in its business; the Company's ability to obtain the necessary financing or capital on terms satisfactory to it to execute its expansion strategy; the Company's ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company's ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development and to comply with applicable laws; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interests in the event of a regulatory change that would require such a purchase; and risks associated with the valuation and tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

                                     -MORE-

AMSG Reports Second-Quarter Results
Page 4
July 25, 2006


         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2006, AmSurg owned a majority interest in 153 centers and had four centers under development and three centers awaiting CON approval.

                                     -MORE-

AMSG Reports Second-Quarter Results
Page 5
July 25, 2006


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             FOR THE THREE MONTHS           FOR THE SIX MONTHS
                                                                                 ENDED JUNE 30,                ENDED JUNE 30,
                                                                            ------------------------      ------------------------
                                                                              2006           2005            2006          2005
                                                                            ---------      ---------      ---------      ---------
STATEMENT OF EARNINGS DATA:

Revenues                                                                    $ 119,955      $  98,206      $ 233,589      $ 189,469

Operating expenses:
      Salaries and benefits                                                    34,742         26,659         69,607         52,322
      Supply cost                                                              14,427         10,778         27,422         20,696
      Other operating expenses                                                 23,158         19,233         44,976         37,414
      Depreciation and amortization                                             4,329          3,758          8,504          7,329
                                                                            ---------      ---------      ---------      ---------

             Total operating expenses                                          76,656         60,428        150,509        117,761
                                                                            ---------      ---------      ---------      ---------

             Operating income                                                  43,299         37,778         83,080         71,708

Minority interest                                                              24,631         20,337         48,360         39,046
Interest expense, net                                                           2,049            918          3,751          1,746
                                                                            ---------      ---------      ---------      ---------

             Earnings from continuing operations before income taxes           16,619         16,523         30,969         30,916
Income tax expense                                                              6,515          6,478         12,140         12,120
                                                                            ---------      ---------      ---------      ---------

             Net earnings from continuing operations                           10,104         10,045         18,829         18,796

Discontinued operations:
      Loss from operations of discontinued interests in surgery centers,
           net of income tax                                                     --             (121)          --             (220)
      Loss on disposal of discontinued interests in surgery centers,
           net of income tax                                                     --             (243)          --             (243)
                                                                            ---------      ---------      ---------      ---------

             Loss from discontinued operations                                   --             (364)          --             (463)
                                                                            ---------      ---------      ---------      ---------

             Net earnings                                                   $  10,104      $   9,681      $  18,829      $  18,333
                                                                            =========      =========      =========      =========

Basic earnings per common share:
             Net earnings from continuing operations                        $    0.34      $    0.34      $    0.63      $    0.64
             Net earnings                                                   $    0.34      $    0.33      $    0.63      $    0.62
Diluted earnings per common share:
             Net earnings from continuing operations                        $    0.33      $    0.33      $    0.62      $    0.62
             Net earnings                                                   $    0.33      $    0.32      $    0.62      $    0.61

Weighted average number of shares and share equivalents (000's):
      Basic                                                                    29,794         29,537         29,744         29,494
      Diluted                                                                  30,472         30,165         30,345         30,094

OPERATING DATA:

Continuing centers in operation at end of period                                  153            138            153            138
Centers under development/not opened at end of period                               4              5              4              5
Development centers awaiting CON approval at end of period                          3           --                3           --
Centers under letter of intent                                                      2              4              2              4
Average number of centers in operation                                            153            133            153            131
Average revenue per center                                                  $     784      $     737      $   1,527      $   1,450
Same center revenues increase                                                       5%             5%             6%             4%
Procedures performed during the period                                        218,280        186,711        430,790        357,138
Cash flows provided by operating activities                                 $  12,571      $  12,550      $  33,912      $  30,877
Cash flows used by investing activities                                     $  (9,248)     $ (18,799)     $ (34,732)     $ (40,621)
Cash flows (used by) provided by financing activities                       $  (6,364)     $   6,684      $  (1,998)     $  11,845
Reconciliation of net earnings to EBITDA and adjusted EBITDA (1):
      Net earnings from continuing operations                               $  10,104      $  10,045      $  18,829      $  18,796
      Add: income tax expense                                                   6,515          6,478         12,140         12,120
      Add: interest expense, net                                                2,049            918          3,751          1,746
      Add: depreciation and amortization                                        4,329          3,758          8,504          7,329
                                                                            ---------      ---------      ---------      ---------

             EBITDA                                                            22,997         21,199         43,224         39,991
      Add: share-based compensation expense                                     1,467           --            4,041           --
                                                                            ---------      ---------      ---------      ---------

             Adjusted EBITDA                                                $  24,464      $  21,199      $  47,265      $  39,991
                                                                            =========      =========      =========      =========

                                    - MORE -

AMSG Reports Second-Quarter Results
Page 6
July 25, 2006


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                   JUNE 30,     DEC. 31,
                                                    2006          2005
                                                  ----------    --------
BALANCE SHEET DATA:

Cash and cash equivalents                          $ 17,678     $ 20,496
Accounts receivable, net                             52,399       46,387
Working capital                                      67,158       61,072
Total assets                                        557,129      527,816
Long-term debt and other long-term liabilities      125,302      125,712
Minority interest                                    51,281       47,271
Shareholders' equity                                320,783      294,618

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and share-based compensation expense. EBITDA and adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and adjusted EBITDA are analytical indicators used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA and adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA and adjusted EBITDA as defined.
















                                     - END -